Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

FOR IMMEDIATE RELEASE

DG NAMES CRAIG HOLMES CHIEF FINANCIAL OFFICER

Former CFO to Continue to Support Strategic Alternatives Process

Dallas, TX, November 8, 2012 –DG® (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that it has named Craig Holmes as Chief Financial Officer, effective November 12, 2012.  Omar Choucair, who has served as DG’s CFO for the past 13 years, will remain with the Company as Executive Vice President until the end of 2012 and thereafter as a consultant for an additional 18 months, and will continue to support the strategic alternatives process.

Craig Holmes brings 18 years of management expertise in the technology and software sectors to Digital Generation.  Prior to joining DG, Craig Holmes was most recently CFO of privately-held Quickoffice, Inc. which he helped position for a successful sale to Google, Inc. in June 2012.

“Craig Holmes’s experience as Chief Financial Officer at a number of highly successful public and private technology companies, including mobile software and internet businesses, is a terrific fit with DG as we execute on our vision as the first global multi-screen advertising platform for agencies and advertisers,” said Neil Nguyen, President and CEO of DG.  “We are thrilled to add Craig at a critical time as we accelerate our global expansion, while we are also very pleased that we will retain Omar Choucair’s expertise in supporting the strategic alternatives process.”

“As a long time technology executive I know firsthand how difficult yet imperative it is to stay ahead of fast changing market trends.  I have been impressed with DG’s ability to recognize the evolving trends in advertising, and position the company to successfully respond,” said Craig Holmes.  “The assets are now in place with a unique platform to leverage advertisers’ need to reach customers, regardless of device, channel or location, and I am excited to help the DG team exploit this opportunity.”

As CFO at Quickoffice, Inc, a global leader in mobile productivity solutions, Craig Holmes helped drive accelerating growth in the dynamic mobile software market and helped lead the company’s merger process. Over his career, Craig provided advisory and consulting services at Enfora Inc., a privately held global manufacturing and software development company; served as CFO for Intervoice, Inc., a NASDAQ traded global software and services company; was CFO at EXCEL Communications, a NYSE traded communications services company; and served as CFO at two start-ups in the software development and internet services space, EpicRealm and Masergy Communications.  Mr. Holmes began his career at Arthur Andersen, where he rose to Partner.  Craig Holmes holds a Masters and a BBA in Accounting from Texas Tech University.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 75 countries.  The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively.  The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising.  For more information, visit www.DGit.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts are forward-looking statements.  These statements include descriptions regarding the intent of DG with respect to the consummation of the strategic alternatives process described herein.  Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the strategic alternatives process to fail for a variety of reasons, including factors discussed under the heading “Risk Factors” in DG’s Annual Report on form 10-K filed on February 29, 2012 and additional reports DG files with the Securities and Exchange Commission.